UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2004

AIRGATE PCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	027455 (Commission File Number)	58-2422929 (IRS Employer Identification No.)

Harris Tower, 233 Peachtree Street, N.E.
Suite 1700
Atlanta, Georgia 30303
(Address of Principal
Executive Offices)

(404) 525-7272
(Registrant’s area code)

None
(Former name or former since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2004, AirGate PCS, Inc., a Delaware corporation (“AirGate”), issued a joint press release with Alamosa Holdings, Inc., a Delaware corporation (“Alamosa”), which announced that their respective Boards of Directors had approved an Agreement and Plan of Merger dated as of December 7, 2004 (the “Merger Agreement”) among AirGate, Alamosa and A-Co. Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Alamosa.

Under the terms of the Merger Agreement, AirGate shareholders will receive 2.87 Alamosa shares for every share of AirGate common stock they hold. In addition, AirGate shareholders will have the option to elect cash consideration in place of Alamosa stock, up to an aggregate amount of $100 million, with the per share cash consideration based on the average closing price of Alamosa stock in the ten trading days prior to the completion of the transaction multiplied by 2.87.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of AirGate’s and Alamosa’s stockholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1974 and the consent of Sprint PCS.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety and the foregoing description of the merger is qualified in its entirety by reference to such press release.

AirGate will file the information required by Item 1.01 in a separate Current Report on Form 8-K.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the proposed merger between Alamosa Holdings, Inc. (“Alamosa”) and AirGate PCS, Inc. (“AirGate”), including future financial and operating results; (2) statements with respect to Alamosa’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Alamosa’s and AirGate’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of Alamosa and AirGate may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the Alamosa/AirGate transaction may not be fully realized or realized within the expected time frame; (3) the failure of AirGate and Alamosa stockholders to approve the merger and/or the failure to obtain approvals from regulators or other groups; (4) disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; (5) Alamosa’s and AirGate’s dependence on their affiliation with Sprint; (6) shifts in populations or network focus; (7) changes or advances in technology; (8) changes in Sprint’s national service plans or fee structure with Alamosa or AirGate; (9) change in population; (10) difficulties in network construction; (11) increased competition in Alamosa’s and AirGate’s markets; and (12) adverse changes in financial position, condition or results of operations. Additional factors that could cause Alamosa’s and AirGate’s results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q of Alamosa and AirGate filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and Alamosa and AirGate assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Alamosa and AirGate, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained without charge, when they become available, by directing a request to Alamosa Holdings, Inc., 5225 S. Loop 289, Lubbock, Texas 79424, Attention: Jon Drake (806-722-1100); or AirGate PCS, Inc., Harris Tower, 233 Peachtree Street, N.E. Suite 1700, Atlanta, Georgia 30303, Attention: Bill Loughman (404-525-7272).

The respective directors and executive officers of Alamosa and AirGate and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Alamosa’s directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by Alamosa on April 23, 2004, and information regarding AirGate’s directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by AirGate on March 5, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Joint Press Release by AirGate PCS, Inc. and Alamosa Holdings, Inc. announcing the approval of the acquisition of AirGate by Alamosa.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGATE PCS, INC.
Date: December 8, 2004	By:	/s/ William J. Loughman
William J. Loughman
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Joint Press Release by AirGate PCS, Inc. and Alamosa Holdings, Inc. announcing the approval of the acquisition of AirGate by Alamosa.